UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 7, 2016

SWIFT TRANSPORTATION COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35007	20-5589597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043
(Address of Principal Executive Offices)	(Zip Code)

(602) 269-9700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth below in Item 5.02 concerning the Agreement (as defined below) is incorporated by reference herein.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 8, 2016, Swift Transportation Company (“Swift” or the “Company”) announced that Richard Stocking, Swift’s President and Chief Operating Officer, was appointed to the position of President and Co-Chief Executive Officer, effective immediately. Information about Mr. Stocking’s business experience and compensation is included in the Company’s proxy statement for its 2016 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 22, 2016.

Also on September 8, 2016, the Company announced that Jerry Moyes will retire from Swift effective December 31, 2016. Mr. Moyes will serve as Co-Chief Executive Officer through his retirement date, although the duties and authority normally associated with the office of CEO will be transitioned to Richard Stocking immediately to allow him to fully assume the position during this transition period. Following the effective date of Mr. Moyes’ retirement, he will serve as a consultant with the title Founder and Chairman Emeritus and will continue as a member of the Board of Directors.

A copy of the press release announcing these events is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In addition, the Company and Mr. Moyes entered into a letter agreement (the “Agreement”) to memorialize the terms of his retirement and provide for an orderly transition of the office of CEO to Mr. Stocking. Commencing January 1, 2017 through December 31, 2019, Mr. Moyes will serve as a non-employee consultant for which he will receive compensation of $200,000 per month through December 31, 2019. Mr. Moyes will retain and continue to vest in approximately 94,400 outstanding stock options (with exercise prices of $23.30 and $24.84) and he will continue to vest in outstanding performance equity awards, as if his employment continued. Additional outstanding stock options held by Mr. Moyes on September 8, 2016 will be immediately vested and he will be treated as having a termination of employment effective December 31, 2016. The Agreement also includes customary release, confidentiality, non-competition and non-solicitation provisions.

In addition, the Agreement also provides that:

•	Through and including the 2017 Annual Meeting of the Company’s stockholders, the Board of Directors will continue to recommend the nomination of Mr. Moyes to the Company’s director slate and use its reasonable best efforts to cause the election of Mr. Moyes to the Board of Directors;

•	Mr. Moyes will continue to conduct hedging and pledging transactions in accordance with the Company’s Securities Trading Policy in effect as of August 31, 2016 and the Company shall take all reasonable and prompt action, subject to applicable law, the Company’s Securities Trading Policy and directors’ fiduciary duties, to permit Mr. Moyes and his affiliates to conduct such transactions; and

•	The Company will not take any action that has an adverse effect on the voting or consent rights of the common stock shares held by Mr. Moyes and his affiliates.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On September 7, 2016, the Board of Directors unanimously approved an amendment to the Company’s By-Laws adding a new Article X. New Article X, titled “CEO and CFO of the Corporation During the Specified Period” provides that through December 31, 2017, the CEO and CFO may not be terminated or demoted and the duties and responsibilities of the CEO and CFO may not be changed without the affirmative vote of a majority of the Continuing Directors (as defined in Article X). The full text of Article X is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

3.1	Amendment to Bylaws of Swift Transportation Company

10.1	Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2016

SWIFT TRANSPORTATION COMPANY

By:	/s/ MICKEY R. DRAGASH
Mickey R. Dragash
Executive Vice President, General Counsel and Secretary